Exhibit 10.7

                      LEASE AGREEMENT - COMMERCIAL PREMISES

THIS LEASE made this 13th day of December, 1995, by and between (Names and Addresses): Allied Venture Number 1, a Washington General Partnership,
(hereinafter called Lessor) and Earth and Ocean Sports, Inc., a Massachusetts Corporation, (hereinafter called Lessee):

                                   WITNESSETH:

              1. PREMISES: Lessor does hereby lease to Lessee, those certain premises commonly known as

         The free standing building known as and having the physical address of 11425 - 120th Avenue N.E., City of Kirkland, WA containing approximately 12,000 square feet of warehouse and 1,440 square feet of office.

as shown on Exhibit B attached hereto, (hereinafter called "premises"), being situated upon land described in Exhibit A attached hereto together with the right to use exclusively all entrances and exists, lobbies, corridors stairways, elevators, restrooms, sidewalks, access roads and parking areas located on the Land described in Exhibit A.

         2. TERM: The term of the Lease shall be for thirty-seven and one-half (37 1/2) months commencing the 15th day of December, 1995, and shall terminate on the 31st day of January, 1999.

         3. RENT: Lessee covenants and agrees to pay Lessor, at the offices of Lessor, 901 Kirkland Avenue, Kirkland, WA 98033 or to such other party or at such other place as Lessor may hereafter designated in writing, monthly rent in the amount of Six Thousand Six Hundred Twenty-Four Dollars ($6,624.00), in advance, on the first day of each month of the lease term, Lessor hereby acknowledges receipt of Six Thousand Six Hundred Twenty Four Dollars ($6,624.00), for the second month's rent. Lessor hereby acknowledges receipt of Six Thousand Six Hundred Twenty Four Dollars ($6,624.00), for the second month's rent. If Lessee is in possession of the premises for a portion of a month, the monthly rent shall be prorated for the number of days of Lessee's possession during that month. Any rental payments receipt eleven or more days after the beginning date of each rental period will be subject to a service charge of $331.00. Lessee has deposited the sum of Six Thousand Six Hundred Twenty Four Dollars ($6,624.00), (the "Security Deposit") receipt of which is hereby acknowledge, which sum is security for Lessee's full performance of the obligations hereunder and those pursuant Chapter 59 Revised Code of Washington, or as such may be subsequently amended.

         4. UTILITIES AND FEES: Lessee agrees to pay all charges for light, heat, water, sewer, garbage, drainage, metro and all other utilities and services to the premises during the full term of this lease. Above items, if any, included in the rent payment are none. All other items including all license fees and other governmental charges levied on the operation of the Lessee's business on the premises will be paid directly by Lessee.

         5. TAXES: In addition to the rent provided in paragraph 3, Lessee agrees to pay the real estate taxes and assessments applicable to the premises which are due and payable during the term of the Lease or any extension hereof. Lessee shall pay the real estate taxes on the building leased to Lessee, plus the real estate taxes applicable to the land contained in the tax parcel described in Exhibit A.

Lessor shall submit to Lessee a copy of the actual statements received from the taxing authority as they become due and shall invoice Lessee according to the provisions of this paragraph. Lessee shall pay one-twelfth (1/12) of the real estate taxes to Lessor monthly as additional rent.

If the term of this Lease commences and terminates on dates other than January 1 and December 31, respectively, taxes payable shall be prorated in the first and last calendar years of the term of the Lease.

Should there presently be in effect or should there be enacted during the term of this Lease any law, statute or ordinance levying any tax (other than Federal or State income taxes) upon rents, Lessee shall pay such tax or shall reimburse Lessor on demand for any such taxes paid by Lessor.

         6.  COMMON AREAS:  N/A

         7. REPAIRS AND MAINTENANCE: Premises have been inspected and are accepted by Lessee in their present condition. Lessee shall, at its own expense and at all times, keep the premises neat, clean and in a sanitary condition, and keep and use the premises in accordance with applicable laws ordinances, rules, regulations and requirements of governmental authorities due to Lessee's particular use of the Premises. Lessor represents and warrants that, to the best of its knowledge, the premises, the building and parking areas are in compliance with all applicable laws, ordinances, rules, regulations and requirements of government, governmental authorities including, without limitation, the Americans with Disabilities Act. Lessee shall permit no waste, damage or injury to the premises; keep all drain pipes free and open; protect water heating, gas and other pipes to prevent freezing or clogging; repair all leaks and damage caused by leaks; replace all glass in windows and doors of the premises which may become cracked or broken; and remove ice and snow from sidewalks adjoining the premises. Except for the roof, exterior walls and foundations which are the responsibility of the Lessor, Lessee shall make such repairs as necessary to maintain the premises in as good condition as they now are, reasonable use and wear and damage by fire and other casualty excepted.

         8. SIGNS: All signs or symbols placed by Lessee in the windows and doors of the premises, or upon any exterior part of the building, shall be subject to Lessor's prior written approval which consent shall not be unreasonably withheld conditioned or delayed. Lessor may demand the removal of signs which are not so approved, and Lessee's failure to comply with said request within forty-eight (48) hours will constitute a breach of this paragraph and will entitle Lessor to cause the sign to be removed and the building repaired at the sole expense of the Lessee. At the termination of this Lease, Lessee will remove all signs placed by it upon the premises, and will repair any damage caused by such removal. All signs must comply with sign ordinances and be placed in accordance with required permits.

         9. ALTERATIONS: After prior written consent of Lessor, which shall not be unreasonably withheld, conditioned or delayed Lessee may make alterations, additions and improvements in said premises, at Lessee's sole cost and expense. In the performance of such work, Lessee agrees to comply with all laws, ordinances, rules and regulations of any proper public authority, and to save Lessor harmless from damage loss or expense. Upon termination of this Lease and upon Lessor's request which will be made at the time Lessor's consent is requested, or Lessor's approval, Lessee shall remove such improvements and restore the premises to its original condition not later than the termination date, at Lessee's sole cost and expense. Any improvements not so removed shall be removed at Lessee's expense provided that Lessee shall pay for any damage caused by such removal.

         10. CONDEMNATION: In any event a substantial part of the premises is taken or damaged by the right of eminent domain, or purchased by the condemnor, in lieu thereof, so as to render the remaining premises economically untenantable, then this Lease shall be cancelled as of the time of taking at the option of either party. In the event of a partial taking which does not render the premises economically untenantable, the rent shall be reduced in direct proportion to the square footage of the premises taken. Lessee shall have no claim to any portion of the compensation for the taking or damaging of the land or building. Nothing herein contained shall prevent the Lessee from his entitlement to negotiate for compensation for his own moving costs and his leasehold improvements.

         11. PARKING: Lessee shall be entitled to the exclusive use of all parking areas located on the land described in Exhibit A. If portions of the Premises are sublet, it is the obligation of the Lessee to provide parking for the Sublessee.

         12. LIENS AND INSOLVENCY: Lessee shall keep the premises free from any liens arising out of work performed for, materials furnished to, or obligations incurred by Lessee and shall hold Lessor harmless against the same. In the event Lessee becomes insolvent, bankrupt, or if a receiver, assignee or other liquidating officer is appointed for the business of Lessee, Lessor may cancel this Lease at its option.

         13. SUBLETTING OR ASSIGNMENT: Lessee shall not sublet the whole or any part of the premises nor assign this lease without the written consent of Lessor, which will not be unreasonably withheld, conditioned or delayed. This Lease shall not be assignable by operation of law.

         Notwithstanding the first sentence of this section, Lessee shall have the absolute right to assign its interest in the Lease or sublet all or any portion of the premises without prior notice to Lessor and without Lessor's consent in connection with any of the following: any reorganization, recomposition, merger or consolidation of Lessee with any entity or entities; provided that such sublessor or assignee has a net worth substantially the same to Lessee immediately prior to the transaction and such use of Premises is substantially similar in use and does not differ from Paragraph 27 of the Lease.

         14. ACCESS: Lessor shall have the right to enter the premises at all reasonable times upon reasonable advance notice to Lessee for the purpose of inspection or of making repairs, additions or alterations, and to show the premises to prospective tenants for sixty (60) days prior to the expiration of the Lease term.

         15. POSSESSION: If for any reason Lessor is unable to deliver possession of the premises at the commencement of the term of the Lease, Lessee may give Lessor written notice of its intention to cancel this Lease if possession is not delivered within thirty (30) days after receipt of such notice by Lessor. Lessor shall not be liable for any damages caused by delay, and Lessee shall not be liable for any rent until such times as Lessor delivers possession. A delay of possession shall not extend the term or the termination date. If Lessor offers possession of the premises prior to the commencement date of the term of this Lease, and if Lessee accepts such early possession, then both parties shall be bound by all of the covenants and terms contained herein, including the payment of rent during such period of early possession.

         16. DAMAGE OR DESTRUCTION: In the event the premises are rendered substantially untenantable by fire, the elements, or other casualty, Lessor may elect, at its option, not to restore or rebuild the premises and shall so notify Lessee within 30 days after such casualty, in which event Lessee shall vacate the premises and this Lease shall be terminated; or, in the alternative, Lessor shall notify Lessee, within thirty (30) days after such casualty, that Lessor will undertake to rebuild or restore the premises, and that such work can be completed within one hundred eighty (180) days from date of such notice of intent. If Lessor is unable to restore or rebuild the premises within the said one hundred eight (180) days, then the Lease may be terminated at Lessee's option by written ten (10) day notice to Lessor. During the period of untenantability, rent shall abate in the same ratio as the portion of the premises rendered untenantable bears to the whole of the premises.

         17. ACCIDENTS AND LIABILITY: Lessor or its agent shall not be liable for any injury or damage to persons or property sustained by Lessee or other, in the premises unless caused by Lessor's (or its agents, employees or contractors negligence or willful misconduct). Lessee agrees to defend and hold Lessor and its agents harmless from any claim, action and/or judgment for damages to property or injury to persons suffered or alleged to be suffered on the premises by any person, firm or corporation, unless caused by Lessor's (or its agents', employees' or contractors') negligence or willful misconduct.

Lessee  agrees to maintain  public  liability  insurance  on the premises in the minimum limit of $25,000 for property damage and in the minimum of $100,000/$300,0000 for bodily injuries and death, and shall name Lessor as an additional insured, and that the policy may not be cancelled unless ten (10) days prior written notice of the proposed cancellation has been given to Lessor.

         18. SUBROGATION WAIVER: Lessor and Lessee each herewith and hereby releases and relieves the other and waives its entire right of recovery against the other for loss or damage arising out of or incident to the perils described in standard fire insurance policies and all perils described in the "Extended Coverage" insurance endorsement approved for use in the state where the premises are located, which occurs in, on or about the Premises, unless due to the negligence of either party, their agents, employees or otherwise.

         19. DEFAULT AND RE-ENTRY: If Lessee shall fail to keep and perform any of the covenants and agreement herein contained, other than the payment of rent, and such failure continues for thirty (30) days after written notice from Lessor, unless appropriate action has been taken by Lessee in good faith to cure such failure, Lessor may terminate this Lease and re-enter the premises, or Lessor may, without terminating this Lease, re-enter said premises, and sublet the whole or any part thereof for the account of the Lessee upon as favorable terms and conditions as the market will allow for the balance of the term of this Lease and Lessee covenants and agrees to pay to Lessor any deficiency arising from a reletting of the premises at a lesser amount than herein agreed to. Lessee shall pay such deficiency each month as the amount thereof is ascertained by Lessor. However, the ability of Lessor to re-enter and sublet shall not impose upon Lessor the obligation to do so.

         20. REMOVAL OF PROPERTY: In the event Lessor lawfully re-enters the premises as provided herein Lessor shall have the right, but not the obligation, to remove all the personal property located therein and to place such property in storage at the expense and risk of Lessee.

         21. COSTS AND ATTORNEY'S FEES: If, by reason of any default or breach on the part of either party in the performance of any of the provisions of this Lease, a legal action is instituted, the losing party agrees to pay all reasonable costs and attorney's fees in connection therewith. It is agreed that the venue of any action brought under the terms of this Lease may be in the county in which the premises are situated.

         22. SUBORDINATION: Lessee agrees that this Lease shall be subordinate to any mortgages or deeds of trust, placed on the property described in Exhibit A, provided, that in the event of foreclosure or a deed in lieu of foreclosure, if Lessee is not then in default beyond applicable cure periods and agrees to attorn to the mortgage or beneficiary under deed of trust, such mortgagee or beneficiary shall recognize Lessee's right of possession for the term of this Lease. Lessor agrees to use best efforts to provide Lessee with a written agreement ("Non-Disturbance Agreement') within sixty (60) days from the date of this Lease from the holder of any current mortgage or from the Lessor under any current ground lease affecting the premises to the effect that, if such holder forecloses such mortgage, or such ground lessor terminates such ground lease, or either holder, or such ground lessor otherwise exercises their respective rights, such holder or ground lessor shall recognize Lessor's rights under this Lease and shall not disturb Lessee's occupancy of the Premises to any mortgages, deeds of trust or ground leases on the land described in Exhibit A.

         23. NO WAIVER OF COVENANTS: Any waiver by either party of any breach hereof by the other shall not be considered a waiver of any future similar breach. This Lease contains all the agreements between the parties; and there shall be no modification of the agreements contained herein except by written instrument.

         24. SURRENDER OF PREMISES: Lessee agrees, upon termination of this Lease, to peacefully quit and surrender the premises without notice, leave the premises neat and clean and to deliver all keys to the premises to Lessor.

         25. HOLDING OVER: If Lessee, with the implied or express consent of Lessor, shall hold over after the expiration of the term of this Lease, Lessee shall remain bound by all the covenants and agreements herein, except that the tenancy shall be from month to month and the rent shall increase twenty-five percent (25%).

         26.  BINDING  ON HEIRS,  SUCCESSORS  AND  ASSIGNS:  The  covenants  and
agreements   of  this  Lease  shall  be  binding  upon  the  heirs,   executors,
administrators, successors and assigns of both parties hereto, except as hereinabove provided.

         27. USE: Lessee shall use the premises for the purposes of design, manufacturing, assembly, sales, general office, storage, administration and shipping of snowboards, wakeboards and related products, and for no other purposes, without written consent of Lessor, which consent shall not be unreasonably withheld, conditioned, or delayed except if prohibited by law. In the event Lessee's use of the premises increases the fire and extended coverage or liability insurance rates on the building of which the premises are a part, Lessee agrees to pay for such increase.

         28. NOTICE: Any notice required to be given by either party to the other shall be deposited in the United States mail, postage prepaid, addressed to the Lessor at 901 Kirkland Avenue, Kirkland, WA 98033 or to the Lessee at 70 Airport Road, Hyannis,

MA 02601 with a copy to: Joseph R. Torpy; Testa, Hurwitz & Thibeault, High Street Tower, 125 High Street, Boston, MA 02110.

         29. RIDERS: Riders, if any, attached hereto, are made a part of this lease by reference and are described as follows:

         Riders 1 - 12.

         30.  TIME IS OF THE ESSENCE OF THIS LEASE.

         31. If Lessee is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-Laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. If Lessee is a corporation, Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the date first above written.

LESSOR:  /s/ James G. Vaux              LESSEE(S)   /s/ Jon A. Glydon, President
       -----------------------------             -------------------------------
             James G. Vaux, Partner                 Earth and Ocean Sports, Inc.
             Allied Venture Number 1

STATE OF  Washington
         -----------------
COUNTY OF    King         } ss.(Individual Acknowledgement)
         -----------------

              On this day personally appeared before me James G. Vaux to me known to be the individual described in and who executed the within and foregoing instrument, and acknowledged that he signed the same as his free and voluntary act and deed, for the uses and purposes therein mentioned.
GIVEN Under My Hand and Official Seal this 19th day of December , 1995.

                                /s/ Ray M. Dunlap

                                Notary Public in and for the State of Washington

                                residing at LaConner

                                My commissions expires: Oct. 18, 1997

STATE OF Massachusetts
        ------------------
COUNTY OF Barnstable      } ss.(Corporate Acknowledgement)
         -----------------

              On this 15th day of December, 1995, before me personally appeared Jon Anthony Glydon to me known to be President of the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he is authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

                            /s/ Susan C. Masure

                            Notary Public in and for the State of Massachusetts

                            residing at 70 Airport Road, Hyannis, MA 02601

                            My commissions expires: 10/30/98

         RIDER TO LEASE DATED DECEMBER 13, 1995, BETWEEN ALLIED VENTURE
           NUMBER 1, LESSOR, AND EARTH AND OCEAN SPORTS, INC., LESSEE

    The following provisions attached to this Rider are a part of the Lease:

         1.       Broker's Commissions

         2.       Recordation

         3.       Hazardous Substances

         4.       Insurance

         5.       Tax and Insurance Payments

         6.       Repairs and Maintenance

         7.       Lessor's Improvements

         8.       Lessee's Improvements

         9.       Renewal Option

         10.      Security Deposit

         11.      Rent Abatement

         12.      Quiet Enjoyment

                             1. BROKER'S COMMISSION

         Each party represents the other that it has not had dealings with any real estate broker, finder, or other person who would be entitled to any commission or fee in connection with the negotiation, execution or delivery of this lease, except Leibsohn & Company, Norris Beggs & Simpson and Hallwood Commercial Real Estate whose fees shall be paid by Lessor in accordance with the separate commission agreement between Leibsohn & Company and Lessor. If any other claims for brokerage, commission, finder's fees, or like payments, arise out of or in connection with this transaction, such claims shall be defended and if sustained, paid by the party whose alleged actions or commitment form the basis of such claims.

                                 2. RECORDATION

         This lease shall not be recorded, except that if either party requests the other party to do so, the parties shall execute a memorandum of lease in recordable form.

                             3. HAZARDOUS SUBSTANCES

         Lessee shall not cause or permit any Hazardous Substances, as defined below, to be brought upon, kept or used in or about the premises, the building, or the land by Lessee, its agents, employees, contractors of invitees, unless such Hazardous Substances are necessary for Lessee's business (and such business is a permitted use) and will be used, kept, and stored in a manner that complies with this Lease and all laws regulating any such Hazardous Substances, provided that Lessee indemnifies Lessor from and against any and all liability with respect to such Hazardous Substances. If Lessee breaches the covenants and obligations set forth herein or, if the presence of Hazardous Substances on, in or about the premises or any part of the building or land caused or permitted by Lessee, its agents, employees, contractors or invitees, resulting in contamination of the premises or any part of the building or land by Hazardous Substances otherwise occurs for which Lessee is legally liable to Lessor, then Lessee shall indemnify and hold Lessor harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, diminution in the value of the premises, the building or land, damages for the loss or restriction on the use of rentable or useable space or any part of the building or land, and sums paid in settlement of claims, reasonable attorneys' fees, consultant fees and expert fees which arise during or after the lease term as a result of such contamination. This indemnification by Lessee of Lessor includes without limitation any and all reasonable and actual costs incurred in connection with any investigation of site conditions and any cleanup, remedial, removal or restoration work required by any federal, state or local government agency or political subdivision because of the presence of such Hazardous Substances in, or about the premises, the building or land or the soil or ground water on or under the building or the surface of the land. The provisions of this section shall survive the termination of this Lease. For purposes of this section, the term "Hazardous Substances" shall be interpreted to include substances designated as hazardous under the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., the Federal Water Pollution Control act, 33 U.S.C. 1257, et seq., the Clean Air Act, 42 U.S.C. 2001, et seq., or the Comprehensive Environmental Response Compensation and Liability Act or 1980, 42 U.S.C. 9601, et seq.

                                  4. INSURANCE

         The Second paragraph of Paragraph 17 of the Lease is hereby amended as follows:

         "Lessee agrees to maintain a commercial general liability policy, including coverage for premises/operations, independent contractors, broad form contractual in support of the indemnity provision of this Lease, and personal injury liability, with an insurer licensed to do business in the State of Washington, with a minimum limit of $1,000,000 each occurrence, and shall name Lessor as an additional insured and shall state that the insurance is primary over property insurance carried by Lessor. Lessee shall furnish Lessor a certificate indicating that the insurance policy is in full force and effect the Lessor has been named as an additional insured, and that the policy may not be canceled unless ten (10) days prior written notice of the proposed cancellation has been given to Lessor."

Property Insurance

         Landlord shall obtain and keep in force during the term of this Lease at the expense of the Tenant, property insurance on the building and any improvements and additions permanently affixed thereto of which the Premises are a part, against loss by fire and other causes. Said insurance shall provide for payment of loss thereunder to Landlord or the holder of the Existing Mortgage on the Premises.

                          5. TAX AND INSURANCE PAYMENTS

         In addition to the monthly rent provided in Paragraph 3 of the Lease, Lessee shall pay to Lessor Lessee's share of taxes and insurance expenses for each calendar year during the term of the Lease. During the month prior to the commencement of each calendar year, or as soon thereafter as practicable, lessor shall give Lessee notice of Lessor's estimate of the amounts payable under this section for the ensuing calendar year. On the first day of each month during the ensuing calendar year, Lessee shall pay to Lessor one-twelfth (1/12) of such estimated amounts, provided that if such notice is not given prior to the commencement of such calendar year, Lessee shall continue to pay on the basis of the prior year's estimate until the month after such notice is given. Within 90 days after the end of each calendar year in which Lessee is obligated to pay said expenses, Lessor shall furnish Lessee with a statement ("Lessor's Expense Statement") setting forth in reasonable detail the expenses for such calendar year, and Lessee's share of said expenses. If Lessee's share of the actual expenses for such calendar year exceeds the estimated expenses paid by Lessee, Lessee shall pay to Lessor the difference within thirty (30) days after receipt of Lessor's Expenses Statement; and if the total amount paid by Lessee for any such calendar year shall exceed Lessee's share of actual expenses for such calendar year, such excess shall be credited against the next installment of estimated expenses or other rent due from Lessee to Lessor hereunder. If any part of the first or the last years of the term of the Lease shall include any part of an calendar year, Lessee's obligations under this section shall be apportioned based on a 365 day year so that Lessee shall pay only for such parts of such calendar years as are included in the Lease term.

         For purposes of this section, the following terms shall have the meanings hereinafter set forth:

                  (a) "Lessee's Share" shall be the ratio that the rentable area of the premises bears to the total rentable area of the building (exclusive of common area). At the date hereof, Lessee's share is 100%.

                           6. REPAIRS AND MAINTENANCE

         Lessee's repair and maintenance obligation shall include general maintenance and repairs, resurfacing, painting, striping, restriping, cleaning, snow removal, sweeping and janitorial services, maintenance and repair of sidewalks, curbs and signs, landscaping, irrigation or sprinkling systems, planting and landscaping; lighting, water, sewer and other utilities; directional signs and other markers and bumpers; maintenance and repair of any fire protection systems, lighting systems, storm drainage systems and other utility systems; all cost or expense incurred by reason of any repairs or modification to the improvements and/or for repair or installation or equipment required for energy or safety purposes as required by governmental statutes, ordinances, rules or regulations in force from time to time; all costs and expenses pertaining to a security alarm system. Lessor may cause any or all of said services to be provided by an independent contractor or contractors if Lessee fails, after notice from Lessor to maintain the Premises in substantially the same condition in which they were received, wear and tear and damage by fire or other casualty excepted.

                            7. LESSOR'S IMPROVEMENTS

         Lessor shall repaint and recarpet all of the office area at Lessor's sole cost. Lessor shall deliver the Premises with broom clean concrete floors, all walls and floor coverings cleaned, and all hardware, mechanical, plumbing and electrical systems, lighting and overhead doors in good working condition. All of the foregoing shall be completed by January 5, 1996 by Lessor. If such work is not complete by January 15, 1996, Base Rent shall abate until the work is completed. Any additional improvements shall be made by Lessee at Lessee's sole cost.

                            8. LESSEE'S IMPROVEMENTS

         Lessee may modify the loading dock to an angled configuration in order to better accommodate freight-handling trucks. Lessee may also demolish the office/break area (excluding the bathroom) located in the warehouse. All costs for modifications shall be paid by Lessee and completed in accordance with Paragraph 9 of the Lease.

                                9. RENEWAL OPTION

         Provided Lessee is not in default of any of the conditions and/or provisions of this Lease, including payment of rent, Lessee shall have the option to extend the Lease term for an additional two (2) year period commencing February 1, 1999. In order to exercise said option to renew, Lessee must provide Lessor with at least six (6) months prior written notice of its intention to renew. Rental rate for the renewal period shall be at the then prevailing market rates. If Lessor and Lessee are unable to agree on the rental rate for the renewal period within 60 days after the exercise of the renewal option, Lessee shall be entitled to terminate its exercise of the renewal option.

                              10. SECURITY DEPOSIT

         The following sentence is to be added to paragraph 3 of the Lease:

         The security deposit and any balance thereof shall be returned to Lessee within ten (10) days following expiration of the lease term. In the event of termination of Lessor's interest in this Lease, Lessor shall transfer said deposit to Lessor's successor in interest.

                               11. RENT ABATEMENT

         Lessee shall not be responsible for any payments of rent, taxes or insurance until January 15, 1996. All other conditions of this Lease are in full force and effect as of December 15, 1995.

                               12. QUIET ENJOYMENT

         Lessor covenants and agrees that Lessee shall peaceably and quietly have, hold and enjoy the premises throughout the term of this Lease without hindrance or ejection.

EXHIBIT "A"

The land is legally described as follows:

That portion of the northeast quarter of the Northwest quarter of the Northwest quarter of Section 33, Township 26 North, Range 5 East, W.M. in King Country, Washington, lying East of the Northern Pacific Railroad tracks and West of 120th Avenue Northeast.

         Being Lot A of King County Short Plat #78-6-2-JV, as recorded under King County Recorder's #7806061000.

EXHIBIT "B"

[THE FLOORPLAN]